Exhibit 10(2)

STOCK OPTION AGREEMENT

pursuant to the

HESS CORPORATION

2017 LONG-TERM INCENTIVE PLAN

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Optionee:	First and Last Name
Grant Date:	Grant Date
Number of Shares of Common Stock Subject to such Option:	# of shares
Per Share Exercise Price of Option:	Grant Price

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THIS STOCK OPTION AGREEMENT (this "Agreement"), dated as of the Grant Date specified above, is entered into by and between Hess Corporation, a Delaware corporation (the "Corporation"), and the Optionee specified above, pursuant to the Hess Corporation 2017 Long-Term Incentive Plan, as in effect and as amended from time to time (the "Plan"); and

WHEREAS, it has been determined under the Plan that it would be in the best interests of the Corporation to grant the stock option provided for herein to the Optionee as an inducement to remain in the employment of the Corporation (and/or any Subsidiary), and as an incentive for increased effort during such employment;

NOW, THEREFORE, in consideration of the mutual covenants and premises hereinafter set forth and for other good and valuable consideration, the parties hereto hereby mutually covenant and agree as follows:

1.Incorporation By Reference; Document Receipt.  This Agreement is subject in all respects to the terms and provisions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time unless such amendments are expressly not intended to apply to the grant of the option hereunder), all of which terms and provisions are made a part of and incorporated in this Agreement as if each were expressly set forth mutatis mutandis herein.  Any capitalized term not defined in this Agreement will have the same meaning as is ascribed thereto under the Plan.  The Optionee hereby acknowledges receipt of a prospectus describing the Plan and the Awards thereunder and that the Optionee has read it carefully and fully understands its content.  In the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan will control.

2.Grant of Options.  As of the Grant Date specified above, the Corporation hereby grants to the Optionee non-qualified stock options (each, an “Option” and collectively, the “Options”) to acquire from the Corporation at the Per Share Exercise Price specified above for such Option the aggregate number of shares of the Common Stock of the Corporation specified above for such Option (the “Option Shares”).  The Options are not to be treated as (and are not intended to qualify as) incentive stock options within the meaning of Section 422 of Code.

3.No Rights as Stockholder or to Cash Payments Equivalent to Dividends.  Prior to the acquisition of the Option Shares upon the exercise of any Option, neither the Optionee nor any other person will become the beneficial owner of the Option Shares underlying the Option, nor have any rights as a stockholder with respect to any such Option Shares and will not be entitled to receive a cash payment or other distribution with respect to such Option Shares.

4.Exercise of this Option.

4.1Unless the exercisability of any Option is accelerated under the terms of the Plan or this Agreement, all Options not theretofore terminated will become exercisable as follows: (i) one-third of the Option Shares (rounded to the nearest whole number of shares) will become exercisable on the first anniversary of the Grant Date (ii) one-third of the Option Shares (rounded to the nearest whole number of shares) will become exercisable on the second anniversary of the Grant Date and (iii) the remainder of the Option Shares will become exercisable on the third anniversary of the Grant Date.

4.2Unless earlier terminated in accordance with the terms of the Plan or this Agreement, all Options will expire and no longer be exercisable upon the tenth anniversary of the Grant Date (the “Expiration Date”).

4.3In no event will any Option be exercisable for a fractional share of Common Stock.

4.4If the Optionee remains employed by the Corporation or any of its Subsidiaries through the Expiration Date, the Options may be exercised to the extent exercisable until the close of trading (generally 4:00 p.m. New York time) on the last trading day falling within the exercise period on the New York Stock Exchange or, if different, the principal stock exchange on which the Common Stock is then listed.  Thus if the Expiration Date is not a trading day, then the last day the Stock Options may be exercised is the last trading day preceding the Expiration Date.

5.Method of Exercise and Payment.  Once exercisable, an Option may be exercised in whole or in part by the Optionee by delivering to the Secretary of the Corporation or his designated agent (who, for so long as the Corporation maintains a “cashless exercise” program and the Optionee exercises and sells Option Shares through such program, shall be the administrator of such program) on any business day (the "Exercise Date") a notice, in such manner and form as may be required by the Corporation, specifying the number of the Option Shares the Optionee then desires to acquire (the "Exercise Notice").  The Exercise Notice will be accompanied by payment of the aggregate Per Share Exercise Price applicable to such Option for such number of the Option Shares to be acquired upon such exercise.  Such payment will be made in cash, by personal or certified check, bank draft or money order payable to the order of the Corporation or, if permitted by the Committee (in its sole discretion) and applicable law, rule or regulation, by delivery of, alone or in conjunction with a partial cash or instrument payment, (a) Shares already owned by the Participant for at least six months, or (b) some other form of payment acceptable to the Committee.  To the extent permitted by law, the Committee may also allow the Optionee to simultaneously exercise an Option and sell the Shares thereby acquired pursuant to a "cashless exercise" arrangement or program, selected by and approved of in all respects in advance by the Committee.  Payment instruments will be received by the Corporation subject to collection.  The proceeds received by the Corporation upon the exercise of any Option may be used by the Corporation for general corporate purposes.  Any portion of an Option that is exercised may not be exercised again.  Upon exercise in accordance with the terms of the Plan and this Agreement, the Option Shares underlying the exercised portion of the Option will be promptly delivered to the Optionee, except that for so long as the Corporation maintains a “cashless exercise” program and the Optionee exercises and sells Option Shares through such program, delivery of the proceeds of such sale shall be made to a brokerage account maintained in the name of the Optionee with the administrator of such program.

6.Termination and Forfeiture.

6.1Unless otherwise determined by the Committee, all Options will terminate in accordance with Sections 6.2, 6.3 and 6.4 below, as the case may be.  In any event, all Options will terminate upon the tenth anniversary of the Grant Date.

6.2Subject to any determination of the Committee pursuant to Section 6.01 of the Plan, if an Optionee's employment with the Corporation or any Subsidiary terminates for any reason (other than by reason of the Optionee's death, disability or “Full Retirement” (as defined below) or “Early Retirement” (as defined below), all Options, to the extent not exercisable on the date of any such termination of employment, will be forfeited and cancelled by the Corporation.  The Optionee's rights, if any, to exercise any exercisable portion of any Option will terminate one-hundred-eighty (180) days after the date of any termination of employment (other than by reason of the Optionee's death, disability, or Full or Early Retirement, but not beyond the tenth anniversary of the Grant Date, and thereafter all Options will be forfeited and cancelled by the Corporation.  For purposes of this Agreement, “Full Retirement” means voluntary retirement after attaining at least age 65 with at least five years of continuous service with the Corporation or a Subsidiary prior to the date of such retirement.  For purposes of this Agreement, “Early retirement” means voluntary retirement after attaining at least age 55 with at least ten years of continuous service with the Corporation or a Subsidiary prior to the date of such retirement.

6.3If an Optionee's employment with the Corporation or any Subsidiary terminates by reason of the Optionee's death, disability, or Full Retirement, the Optionee (or, in the event of the Optionee’s death, the Optionee's estate, designated beneficiary or other legal representative, as the case may be and as determined by the Committee) shall have the right to exercise all Options at any time until the tenth anniversary of the Grant Date.  The existence and date of the Optionee's disability shall be determined by the Committee and any such determination shall be conclusive.

6.4(a) Notwithstanding anything to the contrary in Section 6.2 above, if the Optionee's employment with the Corporation or any Subsidiary terminates by reason of the Optionee's Early Retirement, all Options to the extent exercisable on the date of such Early Retirement shall remain exercisable until the tenth anniversary of the Grant Date.

(b) Notwithstanding anything to the contrary in Section 6.2 above, if the Optionee's employment with the Corporation or any Subsidiary terminates by reason of the Optionee's Early Retirement, the Committee, in its sole discretion, may (but is not obligated to) determine that (i) each Option to the extent not exercisable at the time of any such Early Retirement will become exercisable as to a proportionate number of underlying Option Shares based on the number of calendar days elapsed (as of the date of such Early Retirement) in the vesting period of such Option (or portion thereof), and (ii) each such Option shall remain exercisable until the tenth anniversary of the Grant Date.  Except for Options which have become exercisable as described in the prior sentence, any Option to the extent not exercisable at the time of the Optionee’s termination of employment by reason of Early Retirement will be forfeited and cancelled by the Corporation.

6.5For the purposes of determining the dates on which Options may be exercised following a termination of employment or death, disability, Full Retirement or Early Retirement, the Stock Options may be exercised until the close of trading (generally 4:00 p.m. New York time) on the last trading day falling within the exercise period on the New York Stock Exchange or, if different, the principal stock exchange on which the Common Stock is then listed.  Thus if the Option would otherwise terminate on a day that is not a trading day, then the last day the Options may be exercised is the last trading day preceding such termination date.

7.Change of Control.  The Options are subject to acceleration of exercisability and "cash-out" at the discretion of the Committee upon the occurrence of a Change of Control, all as provided in and subject to Section 9 of the Plan.

8.Non-transferability.  The Options, and any rights or interests therein or under this Agreement, may not be sold, exchanged, transferred, assigned or otherwise disposed of in any way at any time by the Optionee (or any beneficiary(ies) of the Optionee), except to an Immediate Family Member or to a trust, partnership or limited liability corporation all of whose beneficiaries, partners or members, as the case may be, are Immediate Family Members, or by testamentary disposition by the Optionee or the laws of descent and distribution or pursuant to Section 16 of this Agreement; provided, however, that to transfer an Option to an Immediate Family Member or to an entity described above, such Immediate Family Member or entity must agree, in a form acceptable to Committee, to be bound by the terms of the Plan and this Agreement.  The Options may not be pledged, encumbered or otherwise hypothecated in any way at any time by the Optionee (or any beneficiary(ies) of the Optionee) and will not be subject to execution, attachment or similar legal process.  Any attempt to sell, exchange, pledge, transfer, assign, encumber or otherwise dispose of or hypothecate this Option, or the levy of any execution, attachment or similar legal process upon this Option, contrary to the terms of this Agreement and/or the Plan will be null and void and without legal force or effect.  During the Optionee's lifetime, the Options may be exercisable only by the Optionee or the Optionee's legal representative, or if transferred to an Immediate Family Member or an entity comprising Immediate Family Members as described above, by such Immediate Family Member or entity.

9.Entire Agreement; Amendment.  This Agreement (including the Plan incorporated herein by reference) contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter.  The Board has the right, in its sole discretion, to amend, alter, suspend, discontinue or terminate the Plan, and the Committee has the right, in its sole discretion, to amend, alter, suspend, discontinue or terminate any or all of the Options or this Agreement from time to time in accordance with and as provided in the Plan; provided, however, that no such amendment, alteration, suspension, discontinuance or termination after initial shareholder approval of the Plan may materially impair the previously accrued rights of the Optionee under this Option without the consent of the Optionee.  The Corporation will give written notice to the Optionee of any such modification or amendment of this Agreement as soon as practicable after the adoption thereof.  This Agreement may also be modified, amended or terminated by a writing signed by both the Corporation and the Optionee.

10.Notices.  Any notice (other than an Exercise Notice) which may be required or permitted under this Agreement will be in writing, and will be delivered in person or via facsimile transmission, overnight courier service or certified mail, return receipt requested, postage prepaid, properly addressed as follows:

10.1If the notice is to the Corporation, to the attention of the Secretary of Hess Corporation, 1185 Avenue of the Americas, New York, New York 10036, or at such other address as the Corporation by notice to the Optionee designates in writing from time to time.

10.2If the notice is to the Optionee, at his or her address as shown on the Corporation's records, or at such other address as the Optionee, by notice to the Corporation, designates in writing from time to time.

11.Limitations; Governing Law.  Nothing herein or in the Plan will be construed as conferring on the Optionee or anyone else the right to continue in the employ of the Corporation or any Subsidiary.  This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without reference to the principles of conflict of laws thereof.

12.Compliance with Laws.  The issuance of this Option (and the Option Shares upon exercise of this Option) pursuant to this Agreement will be subject to, and will comply with, any applicable requirements of any federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act of 1933, the Exchange Act and the respective rules and regulations promulgated thereunder), rules of any exchange on which the Common Stock is listed (including, without limitation, the rules and regulations of the New York Stock Exchange), and any other law or regulation applicable thereto.  The Corporation will not be obligated to issue this Option or any of the Option Shares pursuant to this Agreement if any such issuance would violate any such requirements, and if issued will be deemed void ab initio.

13.Binding Agreement; Further Assurances.  This Agreement will inure to the benefit of, be binding upon, and be enforceable by the Corporation and its successors and assigns.  Each party hereto will do and perform (or will cause to be done and performed) all such further acts and will execute and deliver all such other agreements, certificates, instruments and documents as any party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the Plan and the consummation of the transactions contemplated thereunder.

14.Counterparts; Headings.  This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original, but all of which will constitute one and the same instrument.  The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and will not be deemed to be a part of this Agreement.

15.Severability.  The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction will not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder will be enforceable to the fullest extent permitted by law.

16.Beneficiary.  The Optionee may designate the beneficiary or beneficiaries to exercise this Option (or to receive any Option Shares issuable hereunder) after the death of the Optionee.  Such designation may be made by the Optionee on the enclosed beneficiary designation form and (unless the Optionee has waived such right) may be changed by the Optionee from time to time by filing a new beneficiary designation form with the Committee.  If the Optionee does not designate a beneficiary or if no designated beneficiary(ies) survives the Optionee, the Optionee's beneficiary will be the legal representative of the Optionee's estate.

17.Tax Withholding.  Neither the exercise of any Option under this Agreement, nor the issuance of any Option Shares thereunder, will be permitted or effected unless and until the Optionee (or the Optionee's beneficiary(ies) or legal representative) has made appropriate arrangements for the payment of any amounts required to be withheld with respect thereto under all present or future federal, state and local tax laws and regulations and other laws and regulations.  Unless the Optionee otherwise elects or is prohibited by law, if and for so long as the Corporation maintains a cashless exercise program and the Optionee exercises and sells Option Shares through such program, payment of such amounts will be made by deducting such amounts from the proceeds of such sale.

18.Terms of Employment.  The Plan is a discretionary plan.  The Optionee hereby acknowledges that neither the Plan nor this Agreement forms part of his terms of employment and nothing in the Plan may be construed as imposing on the Corporation or any Subsidiary a contractual obligation to offer participation in the Plan to any employee of the Corporation or any Subsidiary.  The Corporation or any Subsidiary is under no obligation to grant further Options to the Optionee under the Plan.  If the Optionee ceases to be an employee of the Corporation or any Subsidiary for any reason, he shall not be entitled by way of compensation for loss of office or otherwise howsoever to any sum or other benefit to compensate him for the loss of any rights under this Agreement or the Plan.

19.Data Protection.  By signing this Agreement, the Optionee consents to the holding and processing of personal data provided by the Optionee to the Corporation for all purposes necessary for the operation of the Plan.  These include, but are not limited to:

19.1Administering and maintaining Optionee records;

19.2Providing information to any registrars, brokers or third party administrators of the Plan; and

19.3Providing information to future purchasers of the Corporation or the business in which the Optionee works.

IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed by its duly authorized officer, and you have also executed this Agreement and acknowledged receipt of other related materials including the Plan prospectus, all as of the Grant Date.

Hess Corporation

By	/s/ John B. Hess
JOHN B. HESS
CHIEF EXECUTIVE OFFICER

Acknowledged and Agreed to:

___________________________

Signature

Acceptance Date